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                                        EXHIBIT 23.2, ANNUAL REPORT ON FORM 10-K
                                            FOR THE YEAR ENDED DECEMBER 31, 2000
                                                   COMMISSION FILE NUMBER 1-3671



INDEPENDENT AUDITORS' CONSENT



           We consent to the incorporation by reference in Registration Statement No. 333-80213 on Form S-4 and Registration Statement No. 333-81051 on Form S-3 of General Dynamics Corporation of our report with respect to the consolidated financial statements of Gulfstream Aerospace Corporation for the year ended December 31, 1998, dated February 1, 1999 (March 1, 1999 as to Note
16), appearing in this Annual Report on Form 10-K of General Dynamics Corporation for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP
-------------------------
 DELOITTE & TOUCHE LLP


Atlanta, Georgia
March 28, 2001